Exhibit 10.9

                               PURCHASE CONTRACT



            THIS AGREEMENT made and entered into this 25th day of April 1996, between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and LAKEWOOD APARTMENTS, LTD., (hereinafter called "Seller").

                                   ARTICLE I
                                  THE PROPERTY

            1.1 SALE OF PROPERTY.   Seller agrees to sell and convey, and
Purchaser agrees to purchase, Seller's real property known as LAKEWOOD APARTMENTS located in CONCORD, NC, with all buildings and improvements located thereon, as more particularly described in the attached legal description in Exhibit A including, but not limited to 160 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as Exhibit B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                           PAYMENT OF PURCHASE PRICE

            2.1 PURCHASE PRICE. The total purchase price shall be FIVE MILLION SEVEN HUNDRED THOUSAND ($5,700,000) DOLLARS as evidenced by cash or cash equivalent at closing provided that closing occurs on or before April 30, 1996. If closing occurs during May, 1996, the total purchase price shall be FIVE MILLION SIX HUNDRED FORTY THOUSAND ($5,640,000) DOLLARS as evidenced by cash or
cash equivalent at closing.   In no event shall closing occur later than May 31,
1996 or shall the total price be less than $5,640,000. (The total purchase price as defined in this paragraph shall hereinafter be referred to as "Purchase Price".)

            2.2 DEPOSIT. $50,000 to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with the Title Company of North Carolina or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

            2.3 CLOSING IN ESCROW. The parties shall comply with all of the required documentation prior to April 30, 1996 and deposit all documents and the Purchase Price in escrow with the title company set forth in the above Paragraph
2.2. At said time, the Purchaser shall assume all of the benefits and liabilities of ownership, including the management of the property, with the actual closing taking place as soon thereafter as Purchaser may elect, but not later than May 31, 1996. The Purchase Price shall be paid by (i) payment from Purchaser to Seller at closing the amount due from the Seller to the Secretary of Housing and Urban Development under the Seller's confirmed bankruptcy plan and ORDER ALLOWING CLAIM OF SECRETARY OF HOUSING AND URBAN DEVELOPMENT ("Consent Order") as of the date of closing; and (ii) payment from Purchaser to Seller (or Seller's assignee) on or before May 31, 1996 the amount by which the Purchase Price exceeds the amount paid under (i) of this paragraph. In all events, the Purchaser shall have paid to Seller by May 31, 1996 the Purchase Price as defined in Paragraph 2.1. All payments to be held by the title company in an interest-bearing account pending disbursement.

            2.4 BEST EFFORTS. Seller and Purchaser hereby agree to use their best efforts to close all transactions contemplated by this Agreement on or before May 10, 1996.

            2.5 HUD MORTGAGE. Seller and Purchaser acknowledge that at the date of closing in escrow the Property will be encumbered by an existing deed of trust in favor of Highland Mortgage Company, the beneficial interest in which has been assigned to the Secretary of Housing and Urban Development ("HUD") and, until satisfaction and cancellation of the same, subject to a cash collateral order of the United States Bankruptcy Court for the Western District of North Carolina entered for the adequate protection of HUD's interest in the Property. HUD has agreed to accept, but only on or before June 1, 1996, the sum of $4,854,868.21, reduced by any payments made thereon after February 21, 1996 and by any Housing Assistance Payments withheld from Seller after February 21, 1996, together with assumption of the existing Housing Assistance Payments (HAP) Contract between the Seller and HUD, in satisfaction of HUD's claims under the note secured thereby, as definitely set out in the Seller's Chapter 11 plan and the Consent Order. The Seller and Purchaser hereby agree that (i) the Purchaser shall assume the existing Housing Assistance Payments (HAP) Contract between the Seller and HUD and any and all obligations of the Seller due HUD under the cash collateral order, the Seller's plan, and the Consent Order, (ii) the obligations assumed by the Purchaser shall be prorated in accordance with Paragraph 4.1 and
(iii) any payments made shall accrue to the benefit of the party whose funds were used to make such payments. The Seller and Purchaser agree further to use their best efforts to obtain from HUD on May 31, 1996, in conjunction with payment of the full balance due HUD, an assignment of the HUD note, deed of trust, and collateral documents to such entity as Purchaser may direct , but obtaining such an assignment is not a condition of any obligation of Purchaser under this agreement.

                                  ARTICLE III
                                 TITLE MATTERS

            3.1 MARKETABLE TITLE. Seller, shall convey good and marketable title by General Warranty Deed, subject to general taxes for the current year
not yet due and payable,   utility easements of record which could not
reasonably interfere with the present use of the Property and existing deed restrictions.

                (A) Title shall be free from any and all liens or mortgages as of June 1, 1996 and Seller shall be responsible for any prepayment penalties necessary to deliver such free title as of June 1, 1996.

                3. 2 TITLE DEFECTS; ELECTION TO CURE.   If title is not
marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's counsel within five (5) days after Purchaser's receipt of a title report which report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's Certification letter.
Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure. The commitment shall be furnished without cost to Purchaser, except and unless Purchaser obtains a policy.

            3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser.

                                   ARTICLE IV
                                   PRORATIONS

            4.1 INCOME AND EXPENSE ALLOCATIONS.   The following shall be
prorated, on a calendar-month basis as of the first (lst) day of the month in which closing occurs: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

            4.2 CLOSING COSTS.   Purchaser and Seller shall pay their customary
share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

            4.3 ALLOCATION OF RENTS.   Rents collected by Seller prior to
Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

            4.4 PRIOR LEASE CONCESSIONS. Seller has no knowledge of any future rent concessions other than those for employees of the managing company and has consulted with the managing company regarding the same.

                                   ARTICLE V
                         POSSESSION OF THE PROPERTY AND
                          INDEMNIFICATION BY PURCHASER

            5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements. Additionally, the Property shall be delivered to the Purchaser at closing subject to the existing Section 8 Contract on 40 units.
The existing Section 8 Contract shall remain in place for its duration, but Purchaser is under no obligation to continue the Section 8 Contract beyond its stated expiration.

            5.2 INDEMNIFICATION. Purchaser acknowledges that it is assuming certain obligations of Seller to HUD under the HUD Mortgage and collateral loan documents, as amended in the Plan, and the existing Section 8 Contract ("Obligations"). Purchaser agrees to hold harmless and indemnify Seller from any and all claims under the Obligations from and after the closing. Such indemnity shall include reasonable attorneys' fees.

                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

            6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

                (A) Receipt by Purchaser of an engineering report of building and site conditions, reasonably satisfactory to Purchaser, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have until April 26, 1996 in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived. Purchaser hereby agrees to instruct the entity preparing the engineering report to provide a copy of such report to Seller simultaneously upon provision to Purchaser.

                (B)  The receipt by Purchaser of Seller documents described in
7.2 below.

                (C) On the condition that Sellers representations and warranties described in Article VIII below remain true and correct.

                (D) On the condition that there have been no material or adverse changes to the property or leases.

                (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statement to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

                (F) Purchaser shall have until May 1st to procure a Survey which shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements
affecting the Property.   If the Survey discloses any such encroachment or
violation, Seller shall have five (5) days from the date of delivery of the Survey (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such five
(5) day period, Purchaser may elect, on or before the Closing Date, to (i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation.

            6.2 INSPECTION.    This Agreement shall be further subject to and
contingent upon Purchaser's satisfactory inspection as follows herein below.

            6.2.1 PREPARATION FOR INSPECTION. At the execution of this Agreement, Seller shall use its best efforts to deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last five (5) years; Plans and Specifications for the Property, service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property. A copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete to the best of its knowledge and belief. In the event Purchaser has not received any of the documents referenced by this Paragraph
6.2.1 by April 26, 1996, Purchaser shall notify Seller in writing by April 29, 1996 or waive the right to receive such documents.

            6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Purchaser, its employees, agents and contractors shall have until April 22, 1996 (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural
elements of the buildings.   Upon the conclusion of the Inspection Period this
contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above.

            6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. Purchaser shall also be permitted to review all original leases, expense records, tenant
cards and occupancy data available.   If Purchaser is not satisfied, in its sole
and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser.

            6.2.4 "RENT READY". During the "Inspection Period", both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

            6.2.5 Condition of Personal Property at Closing. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the
initial inspection by Purchaser.   If Seller fails to make reasonable efforts to
conserve the property and Seller does not pay at closing for any damages resulting from Seller's failure to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit. This clause shall survive closing for three (3) business days.

            6.2.6. SATISFACTION OF DUE DILIGENCE REQUIREMENT. The Purchaser acknowledges receipt of all documents required from Seller for the completion of its inspection.

                                  ARTICLE VII
                                    CLOSING

            7.1 CLOSING. Closing will be held on or before May 31, 1996 at such place and at such time as the parties may agree.

            7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the General Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

                (A) A Bill of Sale, with warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances, except any and all liens in favor of HUD and other encumbrances of record.

                (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

                (C) All security deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of North Carolina.

                (D) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

                (E) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

                (F) An standard affidavit of Seller as required by the title company that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims or tax liens involving Seller, which would affect the title to the Property.

                (G)  Purchaser shall provide its own termite bond.

                (H)  Assignments of all Seller's interest in the following:
(1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

                (I) Assignments of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

                (J) Evidence satisfactory to Purchaser that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of closing will be installed to the property line, are and at the time of closing will be connected pursuant to valid permits, and are and at the time of closing adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

                (K) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles or by-laws, which may affect Seller's ability to convey marketable title.

                (L) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

                (M) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement, including but not limited to:

                    (i) An opinion of Seller's counsel, in a form satisfactory to Purchaser, stating that:

                          (a) The individual(s) executing the deed and related
documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.

                          (b)  That the partner or officer can bind the
Partnership or Corporation.

                (N) Affidavit that Seller has no actual knowledge of the presence of asbestos and/or any other hazardous material at the Property.

                (O) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

                (P) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

                (Q) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

                (R) A representation letter as normally required by auditors for a public company in the form attached hereto as Exhibit C.

            7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

                 (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Articles II and IV.

                 (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

                 (C)   Deliver to the Seller a resolution of the Purchaser that:

                       (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

                       (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

            8.1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties shall not survive settlement for more than ninety (90) days unless designated to the contrary) that as of the date of closing hereof:

                (A) That Seller, is the owner in fee simple of the Property and has the power to convey same upon the express approval of the bankruptcy court.

                (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents or in the Seller's pending bankruptcy proceeding which would prevent Seller from selling the Property to Purchaser.

                (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents.

                (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property except as affected by the bankruptcy.

                (E) Seller has no actual knowledge of any patent or latent defect in the Property or any part thereof.

                (F) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property.

                (G) The Property abuts on and has direct vehicular access to a public road.

                (H) All building and other improvements at the Property are located entirely within the boundary lines of the Property.

                (I) Seller has no actual knowledge that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof.

                (J) That to the best knowledge of the Seller, the drainage within the project is satisfactory and complies in all respects with all government regulation.

                (K) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

                (L) That to the best of Seller's actual knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

                (M) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the
Property or the relationships with the tenants.   Seller shall not permit the
modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

            8.2 CONTINUATION OF REPRESENTATIONS. WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

            8.3 (A) BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.

                 (B) NON-RECOURSE AGREEMENT. Any and all warranties and representations contained in this Agreement shall be deemed to have been made solely by the Seller and not by any of its general or limited partners. Additionally, any and all liability of individual partners under this Agreement
shall be non-recourse in nature.   Purchaser expressly acknowledges that neither
its general or limited partners shall have any personal liability under this
Agreement.                                                      .

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

            9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty, Seller shall repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

            9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area), Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments.

            9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.


                                   ARTICLE X
                              BROKER'S COMMISSION

            10.1 COMMISSION. Seller agrees to pay a brokerage fee to PERCIVAL'S INC. not to exceed Fifty Thousand ($50,000) Dollars, pursuant to a separate agreement between Seller and Broker. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Purchaser shall not be obligated for any brokerage fees to any broker, and Seller agrees to hold Purchaser harmless in connection with such fees. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.


                                   ARTICLE XI
                                    DEFAULT

           11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

           11.2 SELLER'S DEFAULT.   Upon Seller's default, the Purchaser, at
it's election, may either (l) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees.

           11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages or in the alternative the Purchaser shall have the same remedies as are available to the Seller in Paragraph 11.2.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

           12.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

           12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller.

           12.3 SEVERABILITY. If any provision, sentence, phrase or word of this agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

           12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

           12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

           12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

           12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

           12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

           12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

                                  ARTICLE XIII
                                     NOTICE

           13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):


           To Seller:  Lakewood Apartments, Ltd.
                       c/o G.F. Marshall
                       16 E. Rowan Street, Suite 402
                       Raleigh, NC   27609

           With a copy to
            Seller's Attorneys:  James L. Bagwell, Esq.
                                 Rayburn, Moon & Smith, PA.
                                 227 West Trade Street
                                 Charlotte, NC  28202

           To Purchaser:  S. J. Olander
                          Cornerstone Realty Group, Inc.
                          306 E. Main Street
                          Richmond, VA  23219


           With a copy to
            Purchaser's Attorneys:  Harry S. Taubenfeld, Esq.
                                    Zuckerbrod & Taubenfeld
                                    575 Chestnut St., P.O. Box 488
                                    Cedarhurst, NY   1l516

                                              and

                                    Alison R. Cayton, Esq.
                                    Manning Fulton & Skinner
                                    3605 Glenwood Ave., POB 20389
                                    Raleigh, NC   27619-0389

           13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or
delivered to a reliable overnight courier.   Notices sent in any other manner
shall be deemed given only when actually delivered at the specified address.

           IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

LAKEWOOD APARTMENTS, LTD.


By:

Its:

PURCHASOR:

CORNERSTONE REALTY GROUP, INC.

By:    S. J. OLANDER

Its:   Senior Vice President


United States Mail, postage prepaid, or delivered to a reliable overnight
courier.   Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

WILLOW CREEK APARTMENTS, LTD.


By:

Its:   General Partner

Purchaser:

CORNERSTONE REALTY GROUP, INC.

By:

Its: